THIS DECLARATION OF TRUST is made the First day of April One thousand nine hundred and ninety-six

BY ROBERT JENNINGS of 51 Pitts Bay Road, Pembroke, Bermuda (hereinafter called "the Original Trustee"):

WHEREAS:

     (a) It is intended to make provision for the members of the Specified Class as herein defined in manner hereinafter appearing and with this intention the sum of money specified in the First Schedule hereto is to be held by the Original Trustee or other the trustee or trustees for the time being hereof upon the trusts and with and subject to the powers and provisions hereinafter contained;

     (b) It is contemplated that further sums of money, investments or other property may hereafter from time to time be paid or transferred to or otherwise placed under the control of the trustee or trustees for the time being hereof to be held upon the trusts of this Trust;

NOW THIS TRUST DEED WITNESSES as follows:

DEFINITIONS AND CONSTRUCTION

1. (1) In this Trust wherever the context so permits or requires, the following definitions and rules of construction shall apply:

"beneficiary" means any member of the Specified Class;

"charity" means any trust, foundation, institution or other organisation whatever established for exclusively charitable purposes under the proper law of this Trust and "charities" bears a corresponding meaning;

"the Perpetuity Day" means the day on which shall expire the period of one hundred years after the execution of this Trust which period (and no other) shall be the perpetuity period applicable hereto;

"person" includes an individual, company, partnership, unincorporated association or any other organisation or body and any person acting in a fiduciary capacity;

"Proper Law of this Trust" means the law of the jurisdiction governing this Trust as stipulated in sub-clause 18(1) hereof or as otherwise declared under the provisions of sub-clause 18(3) hereof and the rights of all persons hereunder and the construction and effect of each and every provision hereof shall be subject to the applicable Proper Law;

"the Specified Class" has the meaning attributed to it in the Second Schedule hereto;

"this Trust" means the trust established by this Deed;

"the Trustees" means the Original Trustee or other the trustee or trustees for the time being of this Trust;

"the Trust Fund"    means:

     (a)  the said sum of money specified in the First Schedule hereto;

     (b) all further sums of money, investments or other property hereafter paid or transferred by any other person to or so as to be under the control of the Trustees and which shall be accepted by them as additions to the Trust Fund and of which a memorandum signed by the Trustees shall be conclusive evidence;

     (c) all income which shall in accordance with the provisions of this Trust be accumulated by the Trustees and added to the capital of the Trust Fund; and

     (d) the money, investments and property from time to time representing the said sum of money specified in the First Schedule hereto, the said additions and accumulations or any part thereof respectively;

"the Vesting Day"   means the Perpetuity Day or such earlier day as the Trustees shall by writing under their hand declare to be the Vesting Day;

     (2) Words in this deed denoting the singular shall include the plural and vice versa and words denoting any gender shall include both of the other genders;

     (3) The headings (other than the Schedules) in this deed are inserted for convenience of reference only and shall have no legal effect nor shall they affect in any way the construction of any clause contained herein;

     (4) For the purposes of this Trust and in the interpretation and construction of each and every provision hereof any adopted or legitimated person shall be treated as the child of his adoptive or legitimative parents as the case may be and of no other person.

NAME OF TRUST

2. This Trust shall be known as "THE MEDICONSULT TRUST" or by such other name as the Trustees may from time to time determine.

TRUST FOR SALE AND INVESTMENT

3. (1) THE Trustees shall stand possessed of any real property from time to time comprised in the Trust Fund Upon Trust to sell the same with power to postpone the sale thereof or of any part thereof for such period as they shall in their absolute discretion think fit and shall stand possessed of all other investments comprised in the Trust Fund Upon Trust in their absolute discretion either to retain the same in the existing state thereof for such period as they shall think fit or at any time to sell the same or any part thereof;

     (2) The Trustees shall hold the net proceeds of any sale of investments comprised in the Trust Fund and all other moneys held or received by them as capital moneys upon trust to invest the same at their discretion in or upon any of the investments hereinafter authorised with power to vary or transpose such investments for or into any others of a like nature.

POWER OF APPOINTMENT

4. The Trustees shall stand possessed of the Trust Fund and the income thereof Upon Trust for all or such one or more exclusively of the other or others of the Specified Class at such age or time or respective ages or times and to such uses for such estate or estates (whether absolutely or otherwise) and if more than one in such shares and with and subject to such terms, limitations and charges and with and subject to such provisions for maintenance, education or advancement or accumulation of income for any period and for any purpose authorised by law or for forfeiture in the event of bankruptcy or otherwise and with such trusts and powers (including if thought fit discretionary trusts and powers of appointment over capital and income and powers to apply both capital and income capable of being exercised in favour of all or any of the Specified Class) exerciseable at the discretion of the Trustees or of any other person and generally in such manner as the Trustees shall without transgressing the rule against perpetuities by any deed revocable or irrevocable executed before the Vesting Day appoint PROVIDED ALWAYS that:

     (1) no such appointment shall invalidate any payment or application of capital or income previously made under the trusts or powers herein elsewhere contained; and

     (2) every appointment shall be made and every interest limited thereunder shall vest in interest (if at all) not later than the Vesting Day and no appointment shall be revoked later than the Vesting Day; and

     (3) subject to any irrevocable appointment theretofore made by the Trustees the Trustees shall have power wholly or in part to release the Trust Fund from the power hereby conferred upon them as though such power were not conferred in a fiduciary capacity.

POWER TO PAY OR APPLY CAPITAL AND INCOME

5. In default of and subject to any such appointment as aforesaid the Trustees may until the Vesting Day pay transfer appropriate or and apply the whole or any part of the capital or annual income of the Trust Fund to or for the maintenance advancement education or otherwise for the benefit of all or such one or more exclusively of the other or others of the Specified Class for the time being in existence in such proportions and manner as the Trustees shall in their absolute discretion and without being liable to account for the same think fit and the Trustees shall until the Vesting Day accumulate the whole or such part of the annual income of the Trust Fund as shall not have been paid or applied as aforesaid by investing the same in or upon any of the investments hereby authorised for the investment of trust moneys and hold the same as an accretion to the capital of the Trust Fund for all purposes.

ULTIMATE TRUST

6. Subject to the foregoing the Trustees shall on the Vesting Day stand possessed of the Trust Fund and the income thereof upon the trusts set forth in the Third Schedule hereto.

GIFT OVER

7. In the event of the failure or determination of the trusts hereinbefore contained or if the whole or any part of the capital or income of the Trust Fund shall be otherwise undisposed of by such trusts the Trustee shall on the Vesting Date hold the capital and income of the Trust Fund Upon Trust for such charitable purposes or charities as the Trustees shall think fit failing which for charity generally.

POWERS OF INVESTMENT

8. (1) Trust moneys to be invested under the trusts hereof may be invested or otherwise applied on the security of or in the purchase or acquisition of any real or personal, movable or immovable property, rights or interests of whatever kind and wherever situated including any stocks, funds, shares, bonds, securities, commodities (including precious metals) or other investments of whatever nature and whether producing income or not and whether involving liability or not, or on loan and with or without interest and with or without security, to any person or any firm or body corporate anywhere in the world

(including loans to any beneficiary under this Trust) and the Trustees may grant indulgence to or release any debtor, give and take guarantees with or without consideration or "cause", enter into profit sharing agreements or grant and take options with or without consideration or "cause" and accept substitution of any security for other security or of one debtor for another debtor, to the intent that the Trustees shall have the same unrestricted powers of investment and using moneys and of transposing investments and altering the user of moneys forming part of the Trust Fund as if they were a sole absolute beneficial owner of the Trust Fund and for the purposes of this clause the purchase or acquisition of any property whether real or personal, movable or immovable (including chattels) for the beneficial occupation use or enjoyment of any person beneficially interested under this Trust shall also constitute investment PROVIDED THAT any land purchased or acquired by the Trustees under the foregoing power shall where it is possible to do so be conveyed or transferred to the Trustees or their nominees Upon Trust to sell the same with power to postpone such sale or with such similar powers as circumstances permit;

     (2) Without prejudice to the generality of the foregoing the Trustees shall have power to invest the whole or any part of such trust moneys in any one or more type of assets, whether real or personal, including the shares or debentures of any company whatsoever and wheresoever without the need for diversification and without being liable for any loss occasioned thereby.

ADDITION TO AND EXCLUSION FROM SPECIFIED CLASS

9. (1) The Trustees shall have power exerciseable at their absolute discretion by deed revocable not later than the Vesting Day or irrevocable to declare that any person or class of persons shall be included as a member of the Specified Class for the purposes of this Trust on the terms contained in such deed; and

     (2) The Trustees shall have power exerciseable at their absolute discretion by deed revocable not later than the Vesting Day or irrevocable to declare that any person or class of persons shall be excluded as a member the Specified Class for the purposes of this Trust on the terms contained in such deed.

TRANSFERS TO OTHER SETTLEMENTS

10. (1) Any power hereby or by law conferred on the Trustees to appoint pay transfer appropriate or apply any capital or income of the Trust Fund to or for the benefit of any member of the Specified Class may at the discretion of the Trustees be validly exercised by paying or transferring the same to the trustees of any trust or settlement (whether or not such trustees are resident in Bermuda and whether or not the proper law of such trust or settlement is the law of Bermuda) the provisions of which are in the opinion of the Trustees for the benefit of such member of the Specified Class notwithstanding that such member is only a discretionary object of such trust or settlement and further notwithstanding that persons other than such member are or may become entitled to, or to the income of, the money or other property paid or transferred to such trust or settlement;

     (2) The power hereby conferred shall not be exerciseable in a way which would or might infringe the rule against perpetuities as applicable to this Trust.

PAYMENTS ON BEHALF OF MINORS

11. The Trustees are authorised to make any payment or distribution for any member of the Specified Class who is a minor by paying or transferring the same to such minor's parent or guardian or some other person for the time being having the care or custody of such minor upon the recipient undertaking to apply the same for the benefit of the minor and the Trustees shall not be under any obligation to see to the further application of the capital or income so paid or transferred and the receipt of such trustees parent, guardian or other person shall be a full, sufficient and complete discharge to the Trustees.

ADMINISTRATIVE POWERS

12. In addition and without prejudice to the powers conferred on the Trustees below or by law, the Trustees shall until the Vesting Day and during such further period (if any) as the law shall allow hold the Trust Fund with and subject to all the powers and provisions contained in Paragraph 4 of the Schedule to The Trusts (Special Provisions Act) 1989 ("the Schedule") with the intent that the entirety of Paragraph 4 of the Schedule be incorporated herein by reference;

     (a)  Power to Delegate

          The Trustees shall have the power to delegate to any person (including any trustee hereof) at any time for any period and in any manner and upon any terms whatever the execution or exercise of the trusts powers and discretions (or any one or more of them) imposed or conferred on the Trustees by this Trust or by law or otherwise without being liable for the acts or defaults of any such delegate or any loss to the Trust Fund resulting therefrom;

     (b)  Power to Self-Appoint

          Any trustee hereof and in particular any corporate trustee and any parent subsidiary or affiliate of such corporate trustee may be appointed by the Trustees to undertake and transact any business or to do any act requiring to be transacted or done in the execution of the trusts hereof and in particular without prejudice to the generality of the foregoing in exercise by the Trustees of the powers contained in (a) above and sub-paragraph (17) of Paragraph 4 of the Schedule in any such event shall be entitled to charge and be paid and to retain for its own account all usual professional and other fees and commissions normally paid for such services including fees and commissions shared with other agents;

     (c)  Power to Vary Administrative Powers

          The Trustees shall have power at any time before the Vesting Day at their absolute discretion by deed revocable before the Vesting Day or irrevocable if they consider the same to be in the interests of the persons beneficially interested hereunder to vary all or any of the administrative powers and provisions contained in this Trust or to substitute therefor any other powers or provisions of an administrative nature or to add thereto any additional administrative powers and provisions.

TRUSTEES' POWER TO CHARGE

13. Any trustee hereof being a lawyer, accountant or other person or corporation engaged in any profession or business shall be entitled to charge and be paid all usual professional or other charges for business transacted, time spent and services done by him or his firm or it in relation to the trusts hereof including a fee for acting as such trustee, such fee in the case of a corporate trustee to be in accordance with its scale of fees for the time being in force.

EXERCISE OF TRUSTEES' DISCRETION

14. The Trustees shall exercise the discretions (each of which shall be absolute) and powers vested in them as they shall think fit for the benefit of any one or more of the members of the Specified Class and may exercise (or refrain from exercising) any discretion or power for the benefit of any of them without being obliged to consider the interests of the others. Every decision or action of the Trustees, whether actually made or taken in writing or implied from the acts of the Trustees shall be conclusive and binding on all of the members of the Specified Class.

TRUSTEES' BOND AND INDEMNITY

15. (1) The Trustees shall not be required to give a bond or security for the due and faithful administration of the Trust Fund or for the discharge of the trusts hereby created;

     (2) In the professed execution of the trusts and powers hereof no trustee shall be liable for any loss to the Trust Fund arising by reason of any improper investment made in good faith or for the negligence or fraud of any agent employed by him or by any other trustee hereof although the employment of such agent was not strictly necessary or expedient or by reason of any mistake or omission made in good faith by any trustee hereof or by reason of any other matter or thing except wilful and individual fraud or wrong-doing on the part of the trustee who is sought to be made liable.

APPOINTMENT AND RETIREMENT OF TRUSTEES

16. (1) If any trustee hereof whether original additional or substituted shall die or being a corporation shall be dissolved or shall give notice of his desire to withdraw and be discharged from the trusts hereof under the provisions of sub-clause (2) of this clause or shall refuse or become unfit to act or shall be required to resign under the provisions of sub-clause (3) hereof then the persons listed in order of priority in the Fourth Schedule hereto may by deed appoint any person (whether resident within or without Bermuda) to be a trustee hereof in place of the trustee so deceased dissolved desiring to withdraw and be discharged refusing or becoming unfit to act or being required to resign as aforesaid PROVIDED THAT the number of trustees shall not be increased to beyond four;

     (2) If any trustee hereof shall at any time desire to withdraw and be discharged from the trusts hereof he may do so by notice in writing signed by him (or in the case of a corporate trustee by any of its officer) served on the person named in sub-clause (1) hereof and any co-trustee and upon the expiry of thirty days from the posting or personal delivery of such notice the trustee so doing shall cease to be a trustee hereof to all intents and purposes except as to acts and deeds necessary for the proper vesting of the Trust Fund in the continuing or new trustee or otherwise as the case may require;

     (3) The person named in sub-clause (1) hereof may at any time by notice in writing require any trustee hereof to resign and thereupon such trustee shall cease to be a trustee hereof to all intents and purposes except as to acts and deeds necessary for the proper vesting of the Trust Fund in the continuing or new trustee or otherwise as the case may require;

     (4) The person named in sub-clause (1) hereof may by deed appoint any person (whether resident within or without Bermuda) to be an additional or new trustee hereof subject however to the proviso contained in sub-clause (1) hereof;

     (5) Acts and deeds done or executed for the proper vesting of the Trust Fund in new or additional trustees shall be done and executed by the continuing or retiring trustees at the expense of the income or capital of the Trust Fund PROVIDED ALWAYS that in the event of the retirement or removal of any trustee hereunder such outgoing trustee shall be entitled to receive from the new trustee and from the continuing trustees (if any) an indemnity against any and all liabilities in respect of any debts or probate, succession, estate or any other duties, impositions or taxes of whatever nature which are then or may thereafter become payable out of the capital or income of the Trust Fund and shall not be bound to do or execute any such acts or deeds as aforesaid except upon his receipt of such indemnity;

     (6) Any new or additional trustee appointed under the provisions hereof or by a court of competent jurisdiction shall have such powers, rights and benefits as to remuneration or otherwise at or prior to his appointment as may be agreed in writing (in the case of a trustee appointed as hereinbefore provided) between such new or additional trustee and the person making such appointment or (in the case of a trustee appointed by a court) as the order appointing such trustee may direct.

MAJORITY OF TRUSTEES TO GOVERN

17. The Trustees may adopt any rules and regulations which they may, from time to time, deem proper to govern their own procedure. At any time when there are more than two persons acting as the Trustees, all questions requiring action by the Trustees shall be determined by a majority of the Trustees for the time being in office, and the Trustees may act either by a resolution passed by a majority thereof at a meeting duly held or by an instrument in writing signed by a majority thereof, and any such decision or act of a majority of the Trustees shall, for all purposes, be deemed the decision or act of the Trustees. Every deed or instrument of every nature or description executed by a majority of the Trustees for the time being in office shall be as valid, effectual and binding as if executed by all.

PROPER LAW AND FORUM OF ADMINSTRATION

18. (1) Subject to the following provisions of this Clause, this Trust is established under the laws of Bermuda and the construction and effect of this Trust shall be subject to the jurisdiction of and construed in accordance with the laws of Bermuda;

     (2) Subject to the following provisions of this clause the courts of Bermuda shall be the forum for the administration of this Trust;

     (3) The Trustees may at any time and from time to time declare by deed that the trusts powers and provisions hereof shall from the date of such declaration take effect in accordance with the law of any other place in any part of the world and as from the date of such declaration the law of the country named therein shall be the law applicable to this Trust and the courts in that country shall be the forum for the administration thereof but subject to the powers conferred by this sub-clause and until any further declaration is made thereunder PROVIDED THAT notwithstanding anything herein contained the Trustees shall not exercise such power in a way which might directly or indirectly result in this Trust becoming according to the law applicable thereto illegal void or voidable or which might change the membership of the Specified Class or other beneficial interests hereunder;

     (4) The Trustees shall have power (subject to the application (if any) of the rule against perpetuities) to carry on the general administration of this Trust in any jurisdiction in the world whether or not such jurisdiction is for the time being the Proper Law of this Trust or the courts of such jurisdiction are for the time being the forum for the administration of these trusts and whether or not the Trustees or any of them are for the time being resident or domiciled in or otherwise connected with such jurisdiction;

     (5) The Trustees may at any time declare by deed that from the date of such declaration the forum of administration of this Trust shall be the courts of any jurisdiction in the world whether or not such courts are of the jurisdiction which is for the time being the Proper Law of this Trust.

POWER TO MAKE CONSEQUENTIAL ALTERATIONS

19. So often as any declaration shall be made pursuant to the provisions of Clause 18 the Trustees may at any time thereafter by deed make such consequential alterations and additions to the trusts powers and provisions of this Trust as the Trustees may consider necessary or desirable to ensure that so far as may be possible the trusts powers and provisions of this Trust shall (mutatis mutandis) be as valid and effective as they are under the laws of Bermuda.

IRREVOCABLE TRUST

20.  This Trust shall be irrevocable.

IN WITNESS WHEREOF this Trust has been executed the day and year first above written.

SIGNED SEALED and DELIVERED        )
by the said ROBERT JENNINGS in     )
the presence of:                   )
Ed Tatem                           )
------------------------------------

               THE FIRST SCHEDULE ABOVE REFERRED TO

1April 1996         One gold wafer (US$17)

11 April 1996  12,000 shares of Mediconsult.com Limited

24 May 1996         Exchanged 12,000 shares of Mediconsult.com Limited for
51,250 shares (certificate #129) of Mediconsult.com Inc.

16 June, 1996 received 973,750 additional shares (certificate #159) of Mediconsult.com Inc. as a consequence of share split

23 October, 1996    received 9,225,000 additional shares (certificate #192) of
Mediconsult.com Inc. as a consequence of share split

              THE SECOND SCHEDULE ABOVE REFERRED TO

In this Trust the expression "the Specified Class" shall subject to the exercise of any powers conferred upon the Trustees by Clause 8 hereof mean the following persons now living or hereafter born before the Vesting Day (that is to say):

     (a)  Robert Jennings

     (b)  Michel Bazinet

     (c)  Ian Sutcliffe

               THE THIRD SCHEDULE ABOVE REFERRED TO

In default of and subject to the trusts and powers contained in Clauses 4 and 5 respectively of the above written Trust the Trustees shall on the Vesting Day stand possessed of the Trust Fund and the income thereof upon trust for such of the issue of any member of the Specified Class (their respective executors administrators and assigns) as shall be living on the Vesting Day and if more than one in equal shares per stirpes.

              THE FOURTH SCHEDULE ABOVE REFERRED TO

The following persons in the following order of priority may exercise the power conferred by Clause 16(1) of this Trust:

     (a)  St George's Trust Company

     (b)  The Bank of Bermuda